Exhibit 99.1

City Office REIT Reports First Quarter 2025 Results

VANCOUVER—May 2, 2025 —City Office REIT, Inc. (NYSE: CIO) (the “Company,” “City Office,” “we” or “our”) today announced its results for the quarter ended March 31, 2025.

First Quarter Highlights

•
Rental and other revenues were $42.3 million. GAAP net loss attributable to common stockholders was approximately $3.5 million, or ($0.09) per fully diluted share;
•
Core FFO was approximately $12.3 million, or $0.30 per fully diluted share;
•
AFFO was approximately $6.5 million, or $0.16 per fully diluted share;
•
In-place occupancy was 84.9% as of quarter end, or 87.6% including signed leases not yet occupied;
•
Executed approximately 144,000 square feet of new and renewal leases during the quarter;
•
Same Store Cash NOI increased 4.4% as compared to the first quarter of 2024;
•
Declared a first quarter dividend of $0.10 per share of common stock, paid on April 24, 2025; and
•
Declared a first quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on April 24, 2025.

Highlights Subsequent to Quarter End

•
Entered into an agreement with an affiliate of Property Markets Group (“PMG”) to redevelop a portion of the Company’s City Center property in St. Petersburg, Florida into a planned 49-story residential condominium and mixed-use tower.

“Our first quarter results tracked our expectations,” commented James Farrar, the Company’s Chief Executive Officer. “We continue to see improving leasing activity and year-over-year strengthening of office real estate fundamentals across our Sun Belt markets. Same Store Cash NOI increased by 4.4% in the first quarter. Similarly, the Company achieved a healthy 8.5% cash re-leasing spread during the last twelve months. We expect that our recent strategic property upgrades will continue to be a positive catalyst for driving leasing results.”

“After quarter end, we entered into an agreement with PMG to redevelop the standalone parking garage at our City Center property in St. Petersburg. The development contemplated is a 49-story residential condominium and mixed-use tower that is expected to be marketed under the Waldorf Astoria Residences brand. While presales are expected to commence in the near term, there are significant criteria to be satisfied prior to commencing construction. Regardless, this project and its development entitlements offer tremendous value-creation potential.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and their equivalent per share measures, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2025 contained 5.4 million net rentable square feet and was 84.9% occupied, or 87.6% including signed leases not yet occupied.

Same Store Cash NOI increased 4.4% for the three months ended March 31, 2025 as compared to the same period in the prior year.

Leasing Activity

The Company’s total leasing activity during the first quarter of 2025 was approximately 144,000 square feet, which included 101,000 square feet of new leasing and 43,000 square feet of renewals. Approximately 103,000 square feet of leases signed within the quarter are expected to take occupancy subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 5.9 years at a weighted average effective annual rent of $29.97 per square foot and at a weighted average cost of $5.60 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 5.1 years at a weighted average effective annual rent of $33.87 per square foot and at a weighted average cost of $3.92 per square foot per year.

Capital Structure

As of March 31, 2025, the Company had total principal outstanding debt of approximately $648.1 million. Approximately 82.3% of the Company’s debt was fixed rate or effectively fixed rate due to interest rate swaps. City Office’s total principal outstanding debt had a weighted average maturity of approximately 1.6 years and a weighted average interest rate of 5.1%.

Real Estate Transactions

On April 14, 2025, the Company entered into a contribution agreement with an affiliate of Property Markets Group (“PMG”) to redevelop a portion of the Company’s City Center property in St. Petersburg, Florida. PMG is a premier national investment, development and asset management firm focused on large-scale mixed-use residential projects. The parties intend to build an approximately 49-story mixed-use tower containing approximately 70,000 square feet of office space, 15,000 square feet of retail space, and 432,000 square feet of luxury residential condominium units that are expected to be marketed under the Waldorf Astoria Residences brand. Subject to the satisfaction of certain conditions, including financing and presales, the contribution agreement calls for the Company to contribute a parcel of land, including a stand-alone parking garage that services the two office buildings comprising the Company’s City Center property, to the partnership. The Company’s contribution of land, if it occurs, would provide City Office a 50% interest in the partnership with an affiliate of PMG investing $17 million of cash for its 50% membership interest. Further details can be found in the Company’s filing on Form 8-K on April 14, 2025.

On January 14, 2025, the Company completed the previously announced disposition of its Superior Pointe property in Denver, Colorado for a gross sale price of $12.0 million. No gain or loss was recognized on the sale as the property was carried at fair value less cost to sell on the date of disposition.

Dividends

On March 14, 2025, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.10 per share of the Company’s common stock for the three months ended March 31, 2025. The dividend was paid on April 24, 2025 to common stockholders and unitholders of record as of April 10, 2025.

On March 14, 2025, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock for the three months ended March 31, 2025. The dividend was paid on April 24, 2025 to preferred stockholders of record as of April 10, 2025.

2025 Outlook

Following the Company’s performance for the first quarter of 2025, the Company is reiterating the components of full year 2025 guidance provided in the Company’s fourth quarter 2024 earnings press release.

The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the United States Securities and Exchange Commission. This outlook reflects management’s view of current and future market conditions, including assumptions such as timing and magnitude of future acquisitions and dispositions, if any, rental rates, occupancy levels, leasing activity, our ability to renew expiring leases, uncollectible rents, operating and general administrative expenses, weighted average diluted shares outstanding and rising interest rates. The Company reminds investors that the impacts of the work-from-home trend, inflation and general market conditions are uncertain and impossible to predict. See “Forward-looking Statements” below.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on May 2, 2025.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cioreit.com. The conference call can be accessed by dialing 1-833-470-1428 for domestic callers and 1-404-975-4839 for international callers. The passcode for the conference call is 926092.

A replay of the call will be available later in the day on May 2, 2025, continuing through July 31, 2025 and can be accessed by dialing 1-866-813-9403 for domestic callers and 1-929-458-6194 for international callers. The passcode for the replay is 647190. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial information package to accompany the discussion of the results will be posted on www.cioreit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of earn-outs, changes in the fair value of contingent consideration and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rent / expense, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude certain first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”) – We define NOI as rental and other revenues less property operating expenses.

We consider NOI to be an appropriate supplemental performance measure to net income because we believe it provides information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented, and Same Store Cash NOI is calculated as Same Store NOI less non-recurring other income, termination fee income, straight-line rent / expense, deferred market rent and the non-controlling interest’s share of cash NOI. The Company’s definitions of Same Store NOI and Same Store Cash NOI exclude properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI are important measures of comparison because each allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual results of forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, including the impact of inflation, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, the Company’s ability to renew expiring leases, tenant compliance with contractual lease obligations, projected capital improvements, expected sources of financing and ability to service existing financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates, lower than expected yields, increased interest rates, operating costs and costs of capital, the Company’s expectations regarding the potential City Center development, and changes in local, regional, national and international economic conditions, including as a result of the systemic and structural changes in the demand for commercial office space. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the factors, risks and uncertainties described above, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in our news releases and filings with the SEC, including but not limited to those described in our Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” and in our subsequent reports filed with the SEC, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of March 31, 2025 or relate to the quarter ended March 31, 2025. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	March 31, 2025	December 31, 2024
Assets
Real estate properties
Land	$190,372	$190,372
Building and improvement	1,171,558	1,169,793
Tenant improvement	166,374	163,569
Furniture, fixtures and equipment	1,405	1,368
	1,529,709	1,525,102
Accumulated depreciation	(263,074)	(251,956)
	1,266,635	1,273,146
Cash and cash equivalents	21,997	18,886
Restricted cash	14,620	15,073
Rents receivable, net	52,208	52,311
Deferred leasing costs, net	25,571	25,291
Acquired lease intangible assets, net	32,770	34,631
Other assets	22,724	23,744
Assets held for sale	—	12,588
Total Assets	$1,436,525	$1,455,670
Liabilities and Equity
Liabilities:
Debt	$645,879	$646,972
Accounts payable and accrued liabilities	26,967	34,535
Deferred rent	6,624	7,010
Tenant rent deposits	7,226	7,257
Acquired lease intangible liabilities, net	5,995	6,301
Other liabilities	17,294	16,879
Liabilities related to assets held for sale	—	2,176
Total Liabilities	709,985	721,130
Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding as of March 31, 2025 and December 31, 2024	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,358,240 and 40,154,055 shares issued and outstanding as of March 31, 2025 and December 31, 2024	403	401
Additional paid-in capital	442,578	442,329
Retained earnings	172,218	179,838
Accumulated other comprehensive loss	(1,359)	(713)
Total Stockholders’ Equity	725,840	733,855
Non-controlling interests in properties	700	685
Total Equity	726,540	734,540
Total Liabilities and Equity	$1,436,525	$1,455,670

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Rental and other revenues	$42,258	$44,493
Operating expenses:
Property operating expenses	16,272	17,744
General and administrative	3,728	3,711
Depreciation and amortization	15,125	15,075
Total operating expenses	35,125	36,530
Operating income	7,133	7,963
Interest expense:
Contractual interest expense	(8,278)	(8,098)
Amortization of deferred financing costs and debt fair value	(354)	(319)
	(8,632)	(8,417)
Net loss	(1,499)	(454)
Less:
Net income attributable to non-controlling interests in properties	(171)	(135)
Net loss attributable to the Company	(1,670)	(589)
Preferred stock distributions	(1,855)	(1,855)
Net loss attributable to common stockholders	$(3,525)	$(2,444)
Net loss per common share:
Basic	$(0.09)	$(0.06)
Diluted	$(0.09)	$(0.06)
Weighted average common shares outstanding:
Basic	40,306	40,097
Diluted	40,306	40,097
Dividend distributions declared per common share	$0.10	$0.10

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
March 31, 2025
Net loss attributable to common stockholders	$(3,525)
(+) Depreciation and amortization	15,125
11,600
Non-controlling interests in properties:
(+) Share of net income	171
(-) Share of FFO	(338)
FFO attributable to common stockholders	$11,433
(+) Stock based compensation	914
Core FFO attributable to common stockholders	$12,347
(+) Net recurring straight-line rent/expense adjustment	50
(-) Net amortization of above and below market leases	(3)
(+) Net amortization of deferred financing costs and debt fair value	352
(-) Net recurring tenant improvement and incentives	(2,918)
(-) Net recurring leasing commissions	(1,539)
(-) Net recurring capital expenditures	(1,793)
AFFO attributable to common stockholders	$6,496
FFO per common share	$0.27
Core FFO per common share	$0.30
AFFO per common share	$0.16
Dividends distributions declared per common share	$0.10
FFO Payout Ratio	36%
Core FFO Payout Ratio	34%
AFFO Payout Ratio	64%
Weighted average common shares outstanding - diluted	41,586

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Rental and other revenues	$42,258	$44,493
Property operating expenses	16,272	17,744
Net operating income ("NOI")	$25,986	$26,749
Less: NOI of properties not included in same store	(42)	(676)
Same store NOI	$25,944	$26,073
Less:
Termination fee income	(15)	(912)
Straight-line rent/expense adjustment	30	(304)
Above and below market leases	(3)	(23)
NCI in properties - cash NOI	(471)	(426)
Same store cash NOI	$25,485	$24,408

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com